Exhibit 99.1

Xtant Medical Reports Second Quarter 2025 Financial Results

Total Revenue of $35.4 Million Increased 18% Year-over-Year

Delivers Positive Net Income, Adjusted EBITDA and Operating Cash Flow

Raises FY25 Revenue Guidance to $131-$135 Million, Representing Growth of 11%-15% over FY24

BELGRADE, Mont., August 12, 2025 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal, orthopedic, and woundcare disorders, today reported financial and operating results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights

●	Revenue of $35.4 million, up 18%, compared to the prior year quarter
●	Gross margin of 68.6% compared to 62.1% for the prior year quarter
●	Net income of $3.6 million compared to a net loss of $3.9 million in the prior year quarter
●	Adjusted EBITDA of $6.9 million compared to Adjusted EBITDA loss of $0.6 million in the prior year quarter
●	Cash generated from operations of $1.2 million compared to cash used in operations of $5.1 million in the prior year quarter
●	Raised FY25 revenue guidance to $131-$135 million, representing growth of 11%-15%, excluding the impact of the pending sale of certain assets to Companion Spine

Recent Business Highlights

●	Announced definitive agreements to sell its non-core Coflex® and CoFix® spinal implants and all OUS businesses to Companion Spine for total proceeds of approximately $19.2 million
●	Launched OsteoFactor Pro™, a naturally occurring cocktail of allogeneic growth factors engineered and designed to improve bone healing and support surgical success across orthopedic and spine procedures
●	Launched Trivium™, a premium, next-generation demineralized bone matrix (DBM) allograft designed to elevate the standard of care in bone grafting procedures

Sean Browne, President and CEO of Xtant Medical, stated, “We delivered strong financial and operating results during the second quarter, reflecting steps taken to enhance our focus on our core biologics business while also prudently managing expenses across the organization and driving operating leverage, consistent profitability, and cash flow. Notably, with the recent launch of our next-generation growth factor, OsteoFactor Pro™, we are now the only vertically integrated company to develop and manufacture solutions across all major orthobiologic categories.”

Mr. Browne continued, “Our recently announced agreements to sell certain non-core spinal implant and OUS businesses to Companion Spine represent another step toward the realization of our strategic vision for the company. Once completed, this transaction will allow us to significantly strengthen our balance sheet and further support the ongoing development of our broad pipeline of advanced biologics. I believe our tireless commitment to innovation and quality uniquely positions Xtant to address the needs of surgeons and patients alike while simultaneously creating enduring value for our shareholders.”

Second Quarter 2025 Financial Results

Revenue grew 18% to $35.4 million, compared to $29.9 million for the same quarter in 2024. The increase is due primarily to increased orthobiologics sales and licensing revenue.

Gross margin for the second quarter of 2025 was 68.6%, compared to 62.1% for the same period in 2024. The increase is primarily attributable to the impact of royalty revenue in the current year period, as well as lower product costs and greater scale.

Operating expenses for the second quarter of 2025 totaled $19.7 million, compared to $21.5 million for the second quarter of 2024. The reduction in operating expenses is primarily attributable to reduced compensation and commission expenses, which were partially offset by an increase in professional fees related to sales and marketing.

Net income totaled $3.6 million, or $0.02 per share on a fully diluted basis, compared to a net loss of $3.9 million, or $(0.03) per share, in the second quarter of 2024.

Non-GAAP adjusted EBITDA for the second quarter of 2025 totaled $6.9 million, compared to an Adjusted EBITDA loss of $569,000 for the same period in 2024. Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation.

The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation-related expenses, non-cash compensation, disposition/acquisition-related expense, acquisition-related fair value adjustments and unrealized foreign currency translation gain or loss. A calculation and reconciliation of adjusted EBITDA to net loss can be found in the attached financial tables.

As of June 30, 2025, the Company had $7.0 million of cash and cash equivalents compared to $6.2 million as of December 31, 2024.

2025 Financial Guidance

Xtant is raising its full-year 2025 revenue guidance to a range of $131 million to $135 million, which represents approximately 11% to 15% growth over the Company’s 2024 revenue. This compares to its prior revenue guidance of $127 million to $131 million. Xtant intends to update its outlook following the completion of the sale of its non-core Coflex® and CoFix® spinal implants and all OUS businesses to Companion Spine.

Conference Call

Xtant Medical will host a webcast and conference call to discuss its second quarter 2025 financial and operating results at 8:30 am ET today, August 12, 2025.

To access the webcast, visit Webcast Link: https://www.webcaster4.com/Webcast/Page/3039/52698

To access the conference call, dial 877-545-0523 (US) or 973-528-0016 (International) and reference Participant Access Code 482755.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2025 revenue guidance and the anticipated closing of the sale of the Company’s Coflex® and CoFix® spinal implants and all OUS businesses to Companion Spine and proceeds therefrom. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the possibility that the sale of the Company’s Coflex and CoFix products and international business are not completed or, if completed, that the anticipated benefits of the transactions are not realized when expected or at all; the possibility that the transactions may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; the occurrence of any event, change or other circumstances that could give rise to the right of the parties to terminate either or both transactions; exposure to potential litigation and adverse tax consequences; the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; the ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to license certain of the Company’s intellectual property on commercially reasonable terms and to maintain any such licenses; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to maintain sufficient liquidity to fund its operations and obtain financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 6, 2025 and subsequent SEC reports, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC on August 12, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

-OR-

Rob Windsor

LifeSci Advisors

rwindsor@lifescipartners.com

— Tables Follow –

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of June 30, 2025	As of December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$6,923	$6,199
Restricted cash	114	22
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $1,795 and $1,437, respectively	26,951	20,660
Inventories	40,135	38,634
Prepaid and other current assets	1,466	1,601
Total current assets	75,589	67,116

Property and equipment, net	10,447	10,131
Right-of-use asset, net	2,634	829
Goodwill	7,302	7,302
Intangible assets, net	7,492	8,356
Other assets	15	103
Total Assets	$103,479	$93,837

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,223	$7,918
Accrued liabilities	10,626	7,771
Current portion of lease liability	693	703
Current portion of finance lease obligations	52	69
Line of credit	12,006	12,120
Total current liabilities	30,600	28,581
Long-term Liabilities:
Lease liability, less current portion	2,015	166
Financing lease obligations, less current portion	30	47
Long-term debt, plus premium and less issuance costs	22,278	22,038
Other liabilities	54	42
Total Liabilities	54,977	50,874

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 139,315,722 shares issued and outstanding as of June 30, 2025 and 139,045,664 shares issued and outstanding as of December 31, 2024	-	-
Additional paid-in capital	304,201	302,738
Accumulated other comprehensive income (loss)	152	(316)
Accumulated deficit	(255,851)	(259,459)
Total Stockholders’ Equity	48,502	42,963

Total Liabilities & Stockholders’ Equity	$103,479	$93,837

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Product revenue	$30,436	$29,943	$59,720	$57,816
License revenue	4,975	-	8,595	-
Total Revenue	35,411	29,943	68,315	57,816

Cost of Sales	11,127	11,361	23,788	21,932
Gross Profit	24,284	18,582	44,527	35,884

Gross Profit %	68.6%	62.1%	65.2%	62.1%

Operating Expenses
General and administrative	7,478	7,713	15,011	15,498
Sales and marketing	11,616	13,179	22,820	25,639
Research and development	566	636	1,009	1,163
Total Operating Expenses	19,660	21,528	38,840	42,300

Income (Loss) from Operations	4,624	(2,946)	5,687	(6,416)

Other Expense
Interest expense	(1,004)	(992)	(2,049)	(1,827)
Unrealized foreign currency translation gain	178	118	202	79
Other income (expense)	7	(5)	(2)	7
Total Other Expense	(819)	(879)	(1,849)	(1,741)
Net Income (Loss) from Operations Before Provision for Income Taxes	3,805	(3,825)	3,838	(8,157)

Provision for Income Taxes
Current and Deferred	(255)	(36)	(230)	(104)
Net Income (Loss)	$3,550	$(3,861)	$3,608	$(8,261)

Net Income (Loss) Per Share:
Basic	$0.03	$(0.03)	$0.03	$(0.06)
Dilutive	$0.02	$(0.03)	$0.02	$(0.06)

Shares used in the computation:
Basic	139,310,589	130,269,710	139,190,378	130,291,796
Dilutive	148,574,242	130,269,710	148,339,423	130,291,796

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net income (loss)	$3,608	$(8,261)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,243	2,003
Gain on sale of fixed assets	(49)	(142)
Non-cash interest	289	218
Stock-based compensation	1,524	2,138
Provision for reserve on accounts receivable	395	178
Provision for excess and obsolete inventory	490	388
Other	46	1

Changes in operating assets and liabilities:
Accounts receivable	(6,873)	(688)
Inventories	(1,349)	(4,130)
Prepaid and other assets	347	(469)
Accounts payable	(880)	(15)
Accrued liabilities	2,763	(2,064)
Net cash provided by (used in) operating activities	2,554	(10,843)
Investing activities:
Purchases of property and equipment	(1,557)	(1,337)
Proceeds from sale of fixed assets	97	183
Net cash used in investing activities	(1,460)	(1,154)
Financing activities:
Payments on financing leases	(34)	(32)
Borrowings on line of credit	51,812	59,565
Repayments on line of credit	(51,925)	(52,288)
Proceeds from issuance of long term debt	-	5,000
Debt issuance costs	(49)	(615)
Payment of taxes from withholding of common stock on settlement of restricted stock units	(61)	(17)
Net cash (used in) provided by financing activities	(257)	11,613

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(21)	(61)

Net change in cash and cash equivalents and restricted cash	816	(445)
Cash and cash equivalents and restricted cash at beginning of year	6,221	5,923
Cash and cash equivalents and restricted cash at end of year	$7,037	$5,478

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	6,923	5,379
Restricted cash	114	99
Total cash and restricted cash reported in the consolidated balance sheets	$7,037	$5,478

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net Income (Loss)	$3,550	$(3,861)	$3,608	$(8,261)

Depreciation and amortization	1,169	998	2,243	2,003
Interest expense	1,004	992	2,049	1,827
Tax (benefit) expense	255	36	230	104
Non-GAAP EBITDA	5,978	(1,835)	8,130	(4,327)

Non-GAAP EBITDA/Total revenue	16.9%	-6.1%	11.9%	-7.5%

NON-GAAP ADJUSTED EBITDA CALCULATION
Separation related expenses	(17)	-	23	-
Non-cash compensation	766	1,228	1,524	2,138
Divestiture/acquisition-related expense	295	-	295	338
Acquisition-related fair value adjustments (1)	60	129	171	384
Unrealized foreign currency translation (gain) loss	(178)	(118)	(202)	(79)
Non-GAAP Adjusted EBITDA	$6,904	$(596)	$9,941	$(1,546)

Non-GAAP Adjusted EBITDA/Total revenue	22.7%	-2.0%	16.6%	-2.7%

(1) Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation. The related effect on adjusted EBITDA was a reduction of $1.1 million and $2.1 million for the three and six months ended June 30, 2024 to arrive at recast amounts.